UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 23, 2016, the United States District Court for the Northern District of California issued an order preliminarily approving a proposed settlement by and among Violin Memory, Inc. (“Violin”), the plaintiffs, and all named individuals in the stockholder derivative action captioned Troy Lowry v. Basile, et al., No. 4:13-cv-05768-YGR.

A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for October 25, 2016, at 2:00 p.m., before the Honorable Yvonne Gonzalez Rogers, at the United States District Court for the Northern District of California, Oakland Courthouse, Courtroom 1 – 4th Floor, 1301 Clay Street, Oakland, California 94612. Pursuant to the Court’s order, any objections to the settlement must be filed in writing with the Court no later than October 4, 2016.

Additional information concerning the terms of the settlement, the October 25, 2016 hearing, and the requirements for objections can be found in the Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”), which is attached hereto as Exhibit 10.1 and incorporated in this Current Report on Form 8-K by reference. This Current Report on Form 8-K, the Stipulation, and additional information about the settlement are available on Violin’s website at

http://investor.violin-memory.com/company/investors-overview/default.aspx.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Stipulation and Agreement of Compromise, Settlement and Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: September 1, 2016	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Stipulation and Agreement of Compromise, Settlement and Release.